NVIT Form N-SAR 12-31-2017
Exhibit for Item No. 77.O - RULE 10f-3
AFFILIATED UNDERWRITER SYNDICATE TRANSACTIONS

Adviser / Sub-Adviser Wells Capital Management Inc.
Nationwide Fund NVIT Multi-Manager Mid-Cap Growth Fund
Issuer Array Biopharma Inc (ARRY)
Underwriter/ Affiliated Participant Underwriter JP Morgan / Cowen,
Piper Jaffray, Stifel, SunTrust Robinson Humphrey, Wells Fargo Securities
Aggregate Principal Purchase Amount/
Aggregate Principal Offering Amount
$21,500,000.00 / $224,999,994.00
Commission or % of Offering 6.000 % or $0.645
Purchase Date 09/15/2017

Adviser / Sub-Adviser J.P. Morgan Investment Management, Inc.
Nationwide Fund NVIT Multi-Manager Small Cap Value Fund
Issuer Venator Materials Plc (G9329Z10)
Underwriter/ Affiliated Participant Underwriter
Goldman Sachs and Co New York / JPMorgan Securities LLC
Aggregate Principal Purchase Amount/
Aggregate Principal Offering Amount
$5,790,000 / $454,000,000
Commission or % of Offering $1.15
Purchase Date 08/03/2017

Adviser / Sub-Adviser BlackRock Investment Management, LLC
Nationwide Fund NVIT Bond Index Fund
Issuer The Proctor & Gamble Company (2047)
Underwriter/ Affiliated Participant Underwriter
HSBC Securities (USA) Inc. / PNC Capital Markets LLC
Aggregate Principal Purchase Amount/
Aggregate Principal Offering Amount
$12,920,000 / $600,000,000
Commission or % of Offering 0.875%
Purchase Date 10/23/2017